Meridian Investment & Management, Inc.

                              Financial Statements

                     Years Ended December 31, 2001 and 2000
                          Independent Auditors' Report

                     Meridian Investment & Management, Inc.

                              Financial Statements

                     Years Ended December 31, 2001 and 2000











                                    Contents


Independent Auditors' Report on Financial Statements..........................1

Financial Statements:

    Balance Sheets............................................................2
    Statements of Operations..................................................3
    Statements of Changes in Stockholders' Equity (Deficit)...................4
    Statements of Cash Flows................................................5-6
    Notes to Financial Statements..........................................7-16

                          Independent Auditors' Report



Board of Directors
Meridian Investment & Management, Inc.
Bradenton, Florida


We have audited the accompanying balance sheets of Meridian Investment & Management, Inc. as of December 31, 2001 and 2000 and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Meridian Investment & Management, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meridian Investment & Management, Inc. as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further explained in Note 2, as part of the licensure requirements of the State of Florida Department of Business Regulations, the Company is to maintain positive working capital at all times. Failure to do so could result in a suspension, denial, or revocation of the Company's license. At December 31, 2001, the Company had negative working capital of approximately $110,000. Subsequent to year-end, the Company received notice that the cancellation of its workers' compensation insurance coverage was eminent. The Company became a wholly owned subsidiary of BACE International, Inc., who provided the Company workers' compensation coverage under its policy.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida

March 5, 2002, except for Notes 1, 2, and 12 , as to which the date is June 13, 2002

                     Meridian Investment & Management, Inc.

                                 Balance Sheets



                                                                                             December 31,
                                                                                  ---------------------------------
                                                                                       2001               2000
                                                                                  ---------------------------------
Assets
Current assets:
    Cash                                                                          $      47,473      $    1,256,154
    Certificates of deposit                                                                                 379,473
    Accounts receivable                                                                 458,613             349,038
    Unbilled revenues                                                                   943,304           1,245,928
    Other receivables                                                                                        73,499
    Refundable income taxes                                                              76,800              73,499
    Prepaid expenses and other current assets                                            46,214              41,112
    Due from affiliate                                                                   25,142              32,840
    Collateral trust account, restricted cash                                         2,202,300
    Deferred tax asset, current                                                         405,000             256,000

                                                                                  ---------------------------------
Total current assets                                                                  4,204,846           3,634,044
                                                                                  ---------------------------------

Property and equipment, net of accumulated
    depreciation of $284,809 and $243,334
    for 2001 and 2000, respectively                                                     224,306             223,336
                                                                                  ---------------------------------

Other assets:
    Goodwill, net of accumulated amortization of $4,250
        and $3,400 for 2001 and 2000, respectively                                        4,250               5,100
    Stockholders' notes receivable                                                       54,548              54,704
    Deferred tax asset, long-term                                                                           185,000
    Other assets                                                                          3,007               1,508
                                                                                  ---------------------------------
Total other assets                                                                       61,805             246,312
                                                                                  ---------------------------------
                                                                                  $   4,490,957      $    4,103,692
                                                                                  =================================


The accompanying notes are an integral part of the financial statements.



                                                                                             December 31,
                                                                                  ---------------------------------
                                                                                       2001               2000
                                                                                  ---------------------------------
Liabilities and Stockholders' Equity
Current liabilities:
    Bank overdraft                                                                $     562,404
    Accounts payable                                                                    137,832      $      105,381
    Current maturities of notes payable and long-term debt                              206,355              66,261
    Accrued payroll                                                                     943,304           1,300,928
    Payroll taxes payable and related liabilities                                       403,145             916,141
    Accrued workers' compensation and health insurance                                1,881,991             769,055
    Other current liabilities                                                           119,028              37,427
    Income taxes payable                                                                 35,200             120,000
    Due to employees                                                                     25,322


                                                                                  ---------------------------------
Total current liabilities                                                             4,314,581           3,315,193
                                                                                  ---------------------------------

Long-term liabilities:
    Notes payable and long-term debt, less
        current maturities                                                               25,137              80,548
    Long-term portion of workers' compensation liability                                                    506,580
    Stock subscription payable                                                                                5,932
                                                                                  ---------------------------------
Total long-term liabilities                                                              25,137             593,060
                                                                                  ---------------------------------

Stockholders' equity:
    Preferred  stock;  $100 par value;  3,000 shares  authorized;  610 and 1,289 shares issued and outstanding at December 31, 2001 and
        2000, respectively                                                               61,000             128,900
    Common stock; $1.00 par value; 30,000 shares
        authorized; 17,784 and 18,355 shares issued
        and outstanding at December 31, 2001 and
        2000, respectively                                                               17,784              18,355
    Additional paid-in capital                                                          366,731             423,260
    Accumulated deficit                                                                (194,276)           (225,076)
                                                                                  ---------------------------------
                                                                                        251,239             345,439
    Less stock subscriptions receivable                                                 100,000             150,000
                                                                                  ---------------------------------
Total stockholders' equity                                                              151,239             195,439
                                                                                  ---------------------------------
                                                                                  $   4,490,957      $    4,103,692
                                                                                  =================================


                     Meridian Investment & Management, Inc.

                            Statements of Operations





                                                                                     Year Ended December 31,
                                                                               ------------------------------------
                                                                                     2001                2000
                                                                               ------------------------------------
Revenues:
    Professional fees                                                          $    87,959,471     $     75,410,040
    Other                                                                               89,270               71,474
                                                                               ------------------------------------
                                                                                    88,048,741           75,481,514
                                                                               ------------------------------------


Costs and expenses:
    Cost of sales                                                                   84,383,984           72,487,336
    Selling, general and administrative expenses                                     3,509,573            2,962,808
    Interest expense                                                                    16,140               23,541
                                                                               ------------------------------------
                                                                                    87,909,697           75,473,685
                                                                               ------------------------------------


Income from operations before income tax benefit                                       139,044                7,829


Income tax (expense) benefit                                                           (96,810)             321,000
                                                                               ------------------------------------


Net income                                                                     $        42,234        $     328,829
                                                                               ====================================



The accompanying notes are an integral part of the financial statements.

                     Meridian Investment & Management, Inc.

                  Statements of Changes in Stockholders' Equity

                     Years Ended December 31, 2001 and 2000






                                                                     Preferred Stock             Common Stock
                                                                ----------------------       ----------------------
                                                                Shares       Amount          Shares       Amount
                                                                ---------------------------------------------------

Balance, December 31, 1999                                        1,930     $  193,000        19,165      $  19,165

Issuance of common stock                                                                         164            164

Acquisition and retirement of stock                                (641)       (64,100)         (974)          (974)

Preferred dividends paid

Net income
                                                                ---------------------------------------------------

Balance, December 31, 2000                                        1,289        128,900        18,355         18,355

Acquisition and retirement of stock                                (679)       (67,900)         (571)          (571)

Preferred dividends paid

Net income
                                                                ---------------------------------------------------

Balance, December 31, 2001                                          610     $   61,000        17,784      $  17,784
                                                                ===================================================



The accompanying notes are an integral part of the financial statements.


                                                            Additional                                               Stock
                                                              Paid-In         Accumulated          Treasury     Subscription
                                                              Capital              Deficit           Stock        Receivable
                                                            ----------------------------------------------------------------
Balance, December 31, 1999                                  $ 503,449         $   (537,150)            0       $    225,000

Issuance of common stock                                       16,238

Acquisition and retirement of stock                           (96,427)                                              (75,000)

Preferred dividends paid                                                           (16,755)

Net income                                                                         328,829

Balance, December 31, 2000                                    423,260             (225,076)            0            150,000

Acquisition and retirement of stock                           (56,529)                                              (50,000)

Preferred dividends paid                                                           (11,434)

Net income                                                                          42,234

Balance, December 31, 2001                                  $ 366,731          $  (194,276)            0        $   100,000
                                                            ===============================================================


                     Meridian Investment & Management, Inc.

                            Statements of Cash Flows




                                                                                      Year Ended December 31,
                                                                                       2001               2000
                                                                                 ----------------------------------
Operating activities
    Net income                                                                   $       42,234     $      328,829
                                                                                 ----------------------------------
    Adjustments to reconcile net income to net cash provided
        by operating activities:
           Depreciation and amortization                                                 40,757              42,472
           Interest added to certificate of deposit                                                         (20,703)
           Deferred tax assets                                                           36,000            (441,000)
           (Increase) decrease in:
               Accounts receivable, unbilled revenues,
                  and other receivables                                                 266,548             268,819
               Due from affiliate                                                         7,698             (36,134)
               Prepaid expenses and other assets                                         (6,445)           (210,023)
               Refundable income taxes                                                  (76,800)
           Increase (decrease) in:
               Accounts payable and accrued payroll                                    (325,173)            (92,093)
               Payroll taxes payable and related liabilities                           (512,996)            606,590
               Accrued workers' compensation and health insurance                       606,356             776,413
               Income taxes payable                                                     (84,800)            120,000
               Other liabilities                                                        106,923             (15,876)
                                                                                 ----------------------------------
    Total adjustments                                                                    58,068             998,465
                                                                                 ----------------------------------
    Net cash provided by operating activities                                           100,302           1,327,294
                                                                                 ----------------------------------

Investing activities
    Acquisition of equipment                                                            (40,877)            (24,423)
    Cash placed in restricted trust account                                          (2,202,300)
    Proceeds from certificates of deposit                                               379,473
                                                                                 ----------------------------------
    Net cash used by investing activities                                            (1,863,704)            (24,423)
                                                                                 ----------------------------------

Financing activities
    Increase (decrease) in checks drawn in excess of bank balance                       562,404            (241,559)
    Payments of stockholder loans                                                                            30,230
    Proceeds from notes payable                                                         250,000
    Payments on notes payable and long-term debt                                       (165,317)            (48,452)
    Proceeds from issuance of common and preferred stock                                                     16,400
    Net change in stock payable                                                          (5,932)             (9,351)
    Acquisition of stock                                                                (75,000)            (86,500)
    Payments of dividends                                                               (11,434)            (16,755)
                                                                                 ----------------------------------
    Net cash provided (used) by financing activities                                    554,721            (355,987)
                                                                                 ----------------------------------

Net (decrease) increase in cash                                                      (1,208,681)            946,884

Cash at beginning of year                                                             1,256,154             309,270
                                                                                 ----------------------------------

Cash at end of year                                                              $       47,473      $    1,256,154
                                                                                 ==================================


The accompanying notes are an integral part of the financial statements.

                     Meridian Investment & Management, Inc.

                            Statements of Cash Flows




                                                                                   Year Ended December 31,
                                                                                       2001               2000
                                                                                 ----------------------------------
Supplemental disclosures of cash flow information and
    noncash financing activities:
        Cash paid during the year for interest                                   $       16,140      $       23,541
                                                                                 ==================================

        During 1999, the Company issued 2,250 shares of stock for notes receivable amounting to $225,000. During 2001 and 2000, the Company acquired and cancelled stock from stockholders in satisfaction of the loans due from these stockholders in the amounts of $50,000 and $75,000 for the years ended December 31, 2001 and 2000, respectively.









The accompanying notes are an integral part of the financial statements.
                                         6

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




1.      Background Information and Subsequent Event

Meridian Investment & Management, Inc. (the "Company") is a professional employer organization (PEO) incorporated in the state of Florida in 1993. The Company provides professional employer services to small- and medium-sized businesses in a variety of industries throughout the southeastern United States. The Company does not have a concentration of customers in one industry; however, the majority of revenues are generated from clients in the state of Florida. The Company's services include human resource administration, employment regulatory compliance management, workers' compensation coverage, healthcare, and other employee benefits. The Company's headquarters is located in Bradenton, Florida.

The Company had an agreement with an entity that operated the Lakeland office. During December 2001, this agreement terminated and, as a result, the Company lost those customers serviced by that entity. Included in sales for the years ended December 31, 2001 and 2000 are $35,800,000 and $25,000,000, respectively, from this satellite office.

Subsequent to year-end, the Company became a wholly owned subsidiary of BACE International, Inc.


2.      Going Concern and Subsequent Event

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company reflects current liabilities in excess of current assets (negative working capital) in the amount of approximately $110,000. As a license requirement under Chapter 468, Part XI, of the Florida Statutes, an employee leasing company must maintain positive working capital. Failure to maintain positive working capital can result in suspension, denial, or revocation of an employee leasing company's license. In addition, the Company received notice of cancellation of its workers' compensation. In view of this fact, the stockholders of the Company successfully sold their shares to BACE International, Inc. who, in turn, placed the Company's employees under its workers' compensation policy.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the continued operations of the Company, which in turn is dependent on the Company's ability to meet its financing requirements and the success of its future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




3.      Significant Accounting Policies

The significant accounting policies followed are:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It is reasonably possible that actual results will differ from those estimates in the near-term and though these differences cannot be estimated, they could be significant.

        Revenues and the related costs of wages, salaries, and employment taxes from professional employer services related to work site employees are recognized in the period in which the employee performs the service. Because the Company is at risk for all of its direct costs, independently of whether payment is received from its clients and consistent with industry practice, all amounts billed to clients for gross salaries and wages, related employment taxes, and health care and workers' compensation coverage are recognized as revenue by the Company.

        As of December 31, 2000, certificates of deposit are comprised of three certificates with initial terms in excess of three months and are, therefore, not classified as cash equivalents. Two of the certificates, which total $250,000, were pledged as collateral on two letters of credit issued to one of the Company's workers' compensation carriers. During 2001, the certificates of deposit matured.

        Generally, the Company's policy is to deliver customers' payroll on a C.O.D. basis, resulting in a relatively quick turnover of accounts receivable. Based on management's review and past history, an allowance for doubtful accounts in accounts receivable of approximately $13,200 and $7,000 is considered necessary and has been reflected in the accompanying balance sheets as of December 31, 2001 and 2000, respectively.

        The Company maintains cash in accounts in excess of the Federal Deposit Insurance Corporation's insured limit of $100,000.

        Property and equipment are recorded at cost. Depreciation is calculated by the declining-balance and straight-line methods over the estimated useful lives of the assets, ranging generally from 5 to 39 years. Depreciation expense amounted to approximately $40,000 and $42,000 for the years ended December 31, 2001 and 2000, respectively.

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




3.      Significant Accounting Policies (continued)

        Goodwill is being amortized using the straight-line method of accounting over a period of 20 years. The Company reviews the carrying value of goodwill whenever events or changes in circumstances indicate the carrying amount of the assets may not be fully recoverable. Amortization of goodwill amounted to $850 for the years ended December 31, 2001 and 2000.

        Advertising costs are charged to operations when incurred. Advertising expense for the years ended December 31, 2001 and 2000 amounted to approximately $76,388 and $41,000, respectively.

        Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.


4.      Collateral Trust Account, Restricted Cash

During 2001, the Company entered into a collateral trust agreement, the purpose of which was to provide cash in the trust as collateral to secure the Company's obligations to its workers' compensation carrier, under certain policies with the policy year of October 1, 2000 through September 30, 2001. The amount of cash in the account may only be drawn upon by the Company upon termination of the trust or by substituting collateral acceptable to the insurance company. The cash is available to be withdrawn by the insurance company upon default of the Company in meeting its obligations. At that time, cash may only be used by the carrier for payment or reimbursement of the Company's obligations under the policies.

The Company and its workers' compensation carrier have been negotiating the collateral arrangement for the current insurance policy; however, no arrangement has been formalized and, as previously disclosed, the Company has received notice of cancellation of its workers' compensation coverage effective the end of May 2002.

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




4.      Collateral Trust Account, Restricted Cash (continued)

Management of the Company and its legal counsel reasonably expect to reach an agreement with its carrier by December 31, 2002. All obligations incurred by the carrier for claims and premiums will be settled out of the funds held by the trust with the balance refunded to the Company. The Company has, therefore, reflected the amounts held in trust, and all workers' compensation obligations as current as of December 31, 2001 in the accompanying balance sheet. It is reasonably possible that this estimate could change in the near-term.


5.      Property and Equipment

Property and equipment consist of:

                                                                                 2001             2000
                                                                             -----------------------------
        Leasehold improvements                                               $   163,918      $    163,918
        Computer equipment                                                       159,081           134,936
        Office equipment                                                         113,325           101,542
        Vehicles                                                                  61,759            61,759
        Furniture and fixtures                                                    11,032             4,515
                                                                             -----------------------------
                                                                                 509,115           466,670
        Less accumulated depreciation                                            284,809           243,334
                                                                             -----------------------------
                                                                             $   224,306      $    223,336
                                                                             =============================

Substantially all of the Company's property and equipment are pledged as collateral on notes payable and long-term debt.


6.      Stockholders' Notes Receivable

Stockholders' notes receivable consist of amounts due from stockholders under split dollar life insurance plans in the amounts of $54,548 and $54,704 as of December 31, 2001 and 2000, respectively. The amounts due are non-interest bearing and are collateralized by life insurance policies on the lives of the stockholders.

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




7.      Preferred Stock

The Company is authorized to issue up to 3,000 shares of $100 par value, voting, non-participating preferred stock. Each share of preferred stock is cumulative and is to receive distributions in the form of dividends at the rate of 10 percent. In addition, each share of preferred stock is callable by the Company at 105 percent of par value. The Company pays its dividends on this stock throughout the year.


8.      Notes Payable, Long-Term Debt, and Subsequent Events

Notes payable and long-term debt consist of:

                                                                                 2001             2000
                                                                             -----------------------------
        Note payable to bank;  interest  at 10.0%;  payments
           of $5,164 per month through May 2003;
           collateralized by all business assets; guaranteed
           by stockholders                                                   $    81,492      $    132,506
        Notes payable to bank; interest ranging from 8.0% to
           10.25%; payments aggregating $1,656 per month
           including interest; collateralized by vehicles and
           all business assets; guaranteed by principal
           stockholders                                                                              9,547
        Note payable to bank; interest at 8.5%; payments of
           $604 per month including interest through
           September 18, 2001; collateralized by vehicles;
           guaranteed by principal stockholders                                                      4,756
        Bank line of credit; interest at prime; due monthly;
           principal due on June 7, 2002; secured by all
           business assets; personally guaranteed by
           majority stockholder                                                  150,000
                                                                             -----------------------------
                                                                                 231,492           146,809
        Less amounts currently due                                               206,355            66,261
                                                                             -----------------------------
                                                                             $    25,137      $     80,548
                                                                             =============================

The following is a schedule by year of the principal payments required under these notes payable and long-term debt:

             2002                                                                                 $206,355
                                                                                                  ========
             2003                                                                                  $25,137
                                                                                                   =======


                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




8.      Notes Payable, Long-Term Debt, and Subsequent Events (continued)

Subsequent to December 31, 2001, the Company refinanced an existing loan with a financial institution. Under the refinancing agreement, the Company borrowed an additional $150,000, reduced its monthly payments from $5,164 to $4,502, including interest at eight percent. The loan remains collateralized by the majority of the assets of the Company and is personally guaranteed by the majority stockholders.

The Company also received a loan from an unrelated entity in the amount of $200,000. Principal and interest are at prime, the amount is due on demand, and the note is secured by the majority of the assets of the Company.

The Company also received an unformalized advance of $70,000 from a stockholder. This advance has no terms relating to interest or repayment.


9.      Lease Commitments

The Company leases its operating facilities and certain equipment under noncancelable operating leases. The following is a schedule by year of future minimum rental payments required under those operating leases that have an initial or remaining lease term in excess of one year as of December 31, 2001:

        Year Ending
        December 31,
           2002                                            $77,438
                                                           =======
           2003                                            $54,727
                                                           =======
           2004                                            $34,509
                                                           =======
                                                           $19,468

Rent expense under these and other operating leases amounted to $88,399 and $86,442 for the years ended December 31, 2001 and 2000, respectively.


10.     Related Party Transactions

An entity, related through common ownership, paid approximately $43,800 and $52,000 to the Company during 2001 and 2000, respectively, for various service fees. As of December 31, 2001 and 2000, $25,133 and $32,840 was due from this related entity, respectively. The amounts are non-interest bearing and due on demand.

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




10.      Related Party Transactions (continued)

During 1999, the Company issued 2,250 shares of stock to three stockholders in exchange for notes totaling $225,000. The notes bear interest at rates of approximately six percent and are due on demand. During the years ended December 31, 2001 and 2000, the Company acquired stock back from these stockholders in satisfaction of a portion of these loans due from them totaling $50,000 and $75,000, respectively.

The above amounts and terms are not necessarily indicative of amounts and terms that would have been incurred had the transactions been entered into with unrelated third parties.


11.     Income Taxes

The income tax benefit consists of the following:

                                                                                2001              2000
                                                                            ------------------------------
        Taxes currently payable:
           Federal and state                                                $    152,300      $    334,000
           Utilization of operating loss carryovers                                               (110,000)
           Tax credits                                                           (91,490)         (104,000)
                                                                            ------------------------------
                                                                                  60,810           120,000
        Changes in deferred taxes                                                 36,000          (441,000)
                                                                            ------------------------------
        Income tax expense (benefit)                                        $     96,810      $   (321,000)
                                                                            ==============================

The Company's effective tax rate is different than what would be expected if the federal and state statutory rate was applied to income from continuing operations primarily because of the changes in the Company's valuation allowances for deferred tax assets. For the year ended December 31, 2001, the Company increased its valuation allowance by $82,000. For the year ended December 31, 2000, the Company reduced its valuation allowance for deferred tax benefits by $300,000.

For the year ended December 31, 2001, temporary differences giving rise to the deferred tax asset consist primarily of workers' compensation loss accruals, excess depreciation for financial statement purposes over tax purposes, and the carryover of unused tax credits. No deferred tax liability existed at December 31, 2001. The Company established a valuation allowance equal to the amount of its tax credits carryover because it is more likely than not that the credits will be limited.

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




11.     Income Taxes (continued)

For the year ended December 31, 2000, temporary differences giving rise to the deferred tax asset consisted primarily of workers' compensation loss accruals, not deductible until paid, and the carryover of unused tax credits. Temporary differences giving rise to the deferred tax liability consisted primarily of the excess of depreciation for tax purposes over the amount for financial reporting purposes.

Amounts of deferred tax assets and liabilities are as follows:

                                                                                2001              2000
                                                                            ------------------------------
        Deferred tax assets                                                 $    487,000      $    447,000
        Less valuation allowance                                                  82,000
        Deferred tax liability                                                                      (6,000)
                                                                            ------------------------------
                                                                                 405,000           441,000
        Less current portion                                                    (405,000)         (256,000)
                                                                            ------------------------------
        Long-term portion                                                   $          0      $    185,000
                                                                            ==============================


12. Workers' Compensation and Subsequent Event Relating to Workers' Compensation

The Company's workers' compensation policies are on a term year ending September 30th of each year. Prior to October 1, 1998, the Company covered its employees under policies that required a small deductible by the Company. The Company entered into a guaranteed cost program for its policy year October 1, 1998 through September 30, 1999. Effective October 1999, the Company entered into a policy that calls for it to pay the first $100,000 of each claim incurred up to an aggregate amount of 66 percent of manual premium. The Company has included approximately $470,000 and $597,000 in its liabilities as of December 31, 2001 and 2000, respectively, for the maximum exposure to claims, based on the insurance carrier's actuarial calculations. The Company also has included as a payable approximately $263,500 in premiums due on this policy.

For the policy year October 1, 2000 through October 1, 2001, the Company entered into a policy that calls for it to pay the first $350,000 of each claim incurred up to an aggregate amount based on manual premium estimated to be approximately $3,800,000. The Company had included approximately $612,000 and $370,500 in its liabilities as of December 31, 2001 and 2000, respectively, for the estimated exposure to claims based on an actuarial calculation. The Company has also reflected approximately $33,000 due in premiums on this policy in its liabilities as of December 31, 2001. The Company has deposited approximately $2.2 million of cash in a trust to be used as collateral for this policy.

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




12. Workers' Compensation and Subsequent Event Relating to Workers' Compensation (continued)

The Company has a binder providing workers' compensation insurance for the policy year October 1, 2001 through September 30, 2002, which calls for the Company to pay the first $350,000 of each claim up to a maximum aggregate amount, the Company has expensed $400,000 and reflected this amount as an estimated liability for claims incurred as of December 31, 2001 based on an actuarial calculation.

Although the Company and its workers' compensation carrier had been negotiating the financing and collateral arrangement of the current policy, no agreements have been reached. As previously disclosed, the Company received notice of cancellation of coverage. Subsequent to year-end, the stockholders of the Company sold their shares to BACE International, Inc. who, in turn, placed the Company's employees and clients under its workers' compensation policy. Management of the Company and its legal counsel have asserted that it is reasonably expected that the Company and its carrier will settle all obligations by December 31, 2002 under the current policy and the prior year policy from the cash held in the collateral trust account. Therefore, the full amount of the cash held in the collateral trust and all obligations due the carrier under these two policies, estimated at approximately $1,045,000 as of December 31, 2001, have been classified as current in the accompanying balance sheets.


13.     Commitments and Contingencies

The Company has agreements with various entities who operate satellite offices on behalf of the Company. The Company pays these entities fees based on the amount of sales generated in those offices. Fees to be paid range from 50 percent to 75 percent of sales generated, depending on the entities meeting various sales levels. Total obligations incurred during 2001 and 2000 under these agreements amounted to approximately $876,000 and $727,000, respectively.

The Company had an agreement with an entity whereby the entity marketed the Company's services in return for a percentage of the profits derived from these accounts. The agreement was terminated during 2001. The Company received termination notices from nearly all worksite employees that were generated by this entity under this agreement. Revenues from these worksite employees were approximately $35,800,000 and $25,000,000 for 2001 and 2000, respectively. Subsequent to the termination of this agreement, the Company made a demand for post-termination payments due under the agreement in the amount of approximately $765,000, net of unpaid commissions. Subsequent to year-end, the entity filed suit against the Company

                     Meridian Investment & Management, Inc.

                          Notes to Financial Statements

                     Years Ended December 31, 2001 and 2000




13.     Commitments and Contingencies (continued)

seeking action for declaratory relief of such amounts and damages for breach of contract. Although it is too early to predict the probability of the outcome of this suit, management and its counsel believe that the Company will be successful in its demand of post termination payments. In accordance with accounting principles generally accepted in the United States of America, the Company has included in the accompanying balance sheet as of December 31, 2001 approximately $86,000 due under the terms of this agreement, but has not recorded any of the amounts the Company estimates is due them for post termination payments, estimated at approximately $851,000, which will be recorded when realized.

During the year ended December 31, 2000, the Company entered into an agreement with a stockholder's estate whereby the Company is committed to purchase the 1,000 shares of stock held by the estate. The Company will acquire 50 shares each month at a price of $100 per share until all shares have been reacquired. As of December 31, 2001, the Company had acquired 800 shares of the stock.

Subsequent to year-end, the Company was served with a lawsuit from its workers' compensation insurance carrier alleging breach of contact on the 1999-2000 policy. The insurance company is seeking approximately $601,000 in damages. This amount is included in current liabilities at December 31, 2001.

The Company has been named defendant in a suit for breach of an exclusive broker of record agreement. Under the agreement, the plaintiff was appointed the exclusive agent and broker of record for a two-year period for the Company's workers' compensation coverage effective October 1, 2000. The Company entered into a no commission policy for the second year, essentially canceling this agreement. While the Company and its counsel are unable to determine the likelihood of the outcome of this suit, they have not been able to determine the amount due in the event of an unfavorable outcome of this suit.